EXHIBIT 99.2

Contacts:
Steve Lunceford, Media Relations
703.460.5983
Steve.Lunceford@webMethods.com

Shelly Matincheck, Investor Relations
703.460.5822
shellym@webMethods.com

webMethods to Restate Financials Based on Findings of Audit Committee’s Independent Investigation
Investigation Detects Improper Activities by Certain Employees of Japanese Subsidiary

FAIRFAX, Va. – February 3, 2005 – webMethods, Inc. (Nasdaq: WEBME), a leading business integration software company, today announced that its Audit Committee has completed an independent investigation into certain transactions of the company’s Japanese subsidiary, webMethods K.K. The Audit Committee has concluded that improper activities by certain employees of the company’s Japanese subsidiary affected the reporting of financial data attributable to the operations of the subsidiary. Based on these findings, webMethods will restate its financial statements for fiscal year 2004 (ended March 31, 2004), as well as quarterly financial statements for fiscal year 2004 and the first quarter of fiscal year 2005. The company will also adjust previously-announced financial information for the second quarter of fiscal year 2005. As a result, the company has determined that those financial statements and previously-announced financial information should no longer be relied upon. The company has discussed this conclusion with webMethods’ independent registered public accounting firm.

webMethods currently estimates that its previously reported financial statements for fiscal year 2004 overstate total revenue by approximately 3%, and understate total revenue for the first quarter of fiscal year 2005 by less than 1%. Details regarding the estimated financial impact of the improper activities, including the impact on expenses, accounts receivable, deferred revenue and debt are set out below under “Restatement Detail.”

The Audit Committee’s investigation determined that the only webMethods personnel involved in the improper activities were certain employees of the Japanese subsidiary. The company is taking disciplinary action against those employees and has instituted changes in the subsidiary’s management and finance teams. Shuzo Otani, formerly vice president, Technologies Business for webMethods K.K. has been promoted to senior vice president, Operations for webMethods K.K. and has assumed responsibility for day-to-day operations of the Japanese subsidiary. In addition, Mr. Masao Terazawa, former president and chairman of Hewlett-Packard Japan, has agreed to serve as a key consultant to webMethods, K.K. webMethods has undertaken a number of changes to its internal controls, and particularly to the Japanese subsidiary’s internal controls, to address issues discovered by the investigation, and the company will continue to focus on reviewing and improving internal controls.

“Our response in this matter shows that webMethods takes concerns and allegations regarding its integrity and business practices very seriously,” said David Mitchell, president and CEO of webMethods. “Once alerted to a potential issue, we promptly notified our Audit Committee, which immediately engaged outside experts to conduct a thorough and complete investigation. When improper actions were detected, we installed new management, and implemented additional remedial measures, and are reviewing our internal controls globally, to ensure such issues don’t recur.”

Investigation Findings: On November 1, 2004, an employee of the company’s Japanese subsidiary notified webMethods’ management of his concerns regarding certain transactions involving a small number of that subsidiary’s resellers. The Audit Committee of webMethods’ Board of Directors promptly took action, hiring independent legal counsel, which in turn engaged forensic accountants, to conduct an independent investigation into the allegations. The independent legal counsel recently provided the Audit Committee with a report of its findings. The Audit Committee has concluded that improper activities by certain employees of the company’s Japanese subsidiary caused the company to over-report, and in certain circumstances, under-report revenue, as well as to under-report expenses, accounts receivable, deferred revenue and debt attributable to the operations of the Japanese subsidiary. The Audit Committee’s investigation found that the improper activities included, among other things, engaging in improper licensing transactions and misrepresenting the transactions to the company’s management; causing the Japanese subsidiary to engage in undisclosed and unauthorized borrowings; failing to record expenses and recording improper expenses; under-reporting revenue to the company’s management; and creating false documents in support of improper transactions. The Audit Committee also determined that those employees of the Japanese subsidiary acted to conceal their improper activities from webMethods’ management.

Remediation Steps & SEC Reporting: On January 28, 2005, webMethods approached the Securities and Exchange Commission on a voluntary basis to notify the Commission of the results of the Audit Committee’s investigation. The SEC has informed the company that it has initiated an informal investigation relating to these facts. The company has pledged continued cooperation with the informal investigation.

In connection with the investigation, webMethods is undertaking a thorough review of its internal controls with respect to all of its operations. It has implemented additional internal control procedures with respect to deficiencies identified during the Audit Committee’s investigation and will continue to update its internal controls based upon these findings.

webMethods further announced changes in the management of webMethods K.K. The former president and CEO of webMethods K.K. has resigned. Certain other executives of webMethods K.K. are the subject of disciplinary proceedings. Shuzo Otani, formerly vice president, Technologies Business for webMethods K.K. has been promoted to senior vice president, Operations for webMethods K.K. and has assumed responsibility for day-to-day operations of the subsidiary. In addition, Mr. Masao Terazawa, former president of Hewlett-Packard Japan, has agreed to serve as a key consultant to webMethods K.K. Mr. Masao Terazawa has many years of leadership in key software and technology firms in Japan and will provide strategic guidance and counsel to the company over the next several months.

Restatement Detail: Based on its investigation, the Audit Committee concluded that webMethods will have to restate its previously issued financial statements for the fiscal year ended March 31, 2004, for each of the three-month periods covered by the three interim quarterly reports in that fiscal year and for the three months ended June 30, 2004, due to errors in those financial statements attributable to the improper activities of certain employees of its Japanese subsidiary. Accordingly, the financial statements contained in webMethods’ Form 10-K for the fiscal year ended March 31, 2004, and Forms 10-Q for the three months ended June 30, September 30, and December 31, 2003 and June 30, 2004 should no longer be relied upon. The financial information relating to the three months ended September 30, 2004 announced in webMethods’ press release on October 21, 2004 also should no longer be relied upon. webMethods expects to file the restated financial statements, as well as its Form 10-Q for the three months ended September 30, 2004, as soon as practicable.

webMethods currently estimates that the improper activities of certain employees of the company’s Japanese subsidiary caused webMethods, for fiscal year 2004 (ended March 31, 2004), to overstate license revenue by approximately $4.5 million to $5 million (some of which should have been deferred and recognized as revenue in subsequent periods), overstate services revenue by approximately $450,000 to $600,000, and understate expenses by approximately $450,000 to $550,000. The greatest impact of these activities occurred in the three months ended March 31, 2004, when license revenue was overstated by approximately $2.7 million to $3 million, services revenue was overstated by approximately $250,000 to $300,000 and expenses were understated by approximately $450,000 to $550,000. These activities also had a significant impact in the three months ended September 30, 2003, when license revenue was overstated by approximately $1.2 million to $1.3 million and services revenue was overstated by approximately $150,000 to $200,000, and in the three months ended June 30, 2003, when license revenue was overstated by approximately $600,000 to $700,000.

webMethods currently estimates that the improper activities caused it, for the three months ended June 30, 2004, to understate license revenue by approximately $600,000 to $650,000, overstate services revenue by approximately $550,000 to $600,000 and understate expenses by approximately $200,000 to $250,000. The company currently estimates that financial information relating to the three months ended September 30, 2004 will be adjusted to increase license revenue by approximately $100,000 to $150,000, decrease services revenue by approximately $550,000 to $600,000 and increase net expense by approximately $50,000 to $100,000.

As a result of these improper activities, webMethods also understated debt because certain unauthorized borrowings were improperly recorded as collections of receivables. The company currently estimates that up to $3.3 million to $3.5 million of borrowings were outstanding at the end of any fiscal quarter (other than as of March 31, 2004) during fiscal year 2004. The total borrowing outstanding as of March 31, 2004 was approximately $2.6 million to $2.8 million, and the total borrowing outstanding as of June 30, 2004 was approximately $2.6 million to $2.8 million. The company currently estimates that the financial information relating to the three months ended September 30, 2004 will be adjusted to reflect approximately $1.7 million to $1.9 million of borrowings outstanding.

In addition, the improper activities caused webMethods to understate deferred revenue, as certain transactions were recognized as revenue in one period that should have been deferred and recognized as revenue in a subsequent period or periods. The company currently estimates that deferred revenue balances will increase by approximately $2.4 million to $2.5 million as of March 31, 2004 and by $2.6 million to $2.7 million as of June 30, 2004. The company currently estimates that the financial information relating to the three months ended September 30, 2004 will be adjusted to increase deferred revenue balances by approximately $2.8 million to $2.9 million.

During the three months ended March 31, 2004, webMethods recorded a $323,000 provision for tax expense based upon then-current estimates at that time of the taxable income of its Japanese subsidiary. Subsequently, the company determined that this tax provision was not necessary and reversed the income tax expense during the three months ended September 2004 by offsetting the $323,000 tax provision against other expenses. In connection with the restatement of its financial statements for the fiscal year ended March 31, 2004, webMethods anticipates that it will eliminate the tax provision in the three months ended March 31, 2004 and adjust the financial information relating to the three months ended September 30, 2004 to eliminate the reversal of that tax provision

Fiscal Third Quarter Earnings Release: The company will issue its earnings for the three months ended December 31, 2004 today, February 3, 2005, after the market closes. In conjunction with its earnings announcement, webMethods will host a conference call to discuss these results and the findings of the investigation.

TIME: 5:00 p.m. Eastern Time

WEBCAST: http://www.webmethods.com/Investors/

webMethods’ fiscal third quarter earnings conference call will occur live via Webcast. The conference call can be accessed live via the Web at the scheduled time stated above. The replay of the conference call will be available through February 11, 2005, via the Web or a dial-in number to be provided in the announcement of webMethods’ fiscal third quarter financial results.

About webMethods, Inc.

webMethods (NASDAQ: WEBME) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,250 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.

###

webMethods is a registered trademark of webMethods, Inc. in the USA and certain other countries. All other company and product names are the property of their respective owners.

This press release and the conference call announced in it may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements with respect to this release and any discussion of the subject hereof in the announced conference call relate to the expected results of webMethods’ review of transactions, revenue items, expense items, debt, deferred revenue, accounts receivable and other accounting matters with respect to webMethods’ Japanese subsidiary; webMethods’ ability to restate financial statements and financial information and to complete those restatements in a timely manner; webMethods’ ability to complete and make prompt amended filings with respect to its fiscal year 2004 and the first quarter of its fiscal year 2005 and to complete and file its Forms 10-Q for the second and third quarters of its fiscal year 2005; the detection by the Audit Committee investigation of all principal improper activities of personnel of webMethods K.K. or other webMethods employees; the adequacy of internal controls and their conformity to applicable requirements; the impact of the investigation on webMethods’ business operations, its relationships with business partners, employee relations and its pipeline; and anticipated costs and expenses of the investigation and related activities. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including unanticipated accounting issues or audit issues regarding the financial data with respect to webMethods K.K. for the periods to be restated or adjusted; inability of webMethods or its independent registered public accounting firm to confirm information or data discovered in the investigation; unanticipated issues regarding the investigation that prevent or delay webMethods’ independent registered public accounting firm from relying upon the investigation or that require additional efforts, procedures, review or investigation; webMethods’ inability to design or improve internal controls to address issues detected in the investigation; the detection of wrongdoing or improper activities not detected and covered by the investigation; the impact upon operations of investigations, legal compliance matters or internal controls review, improvement and remediation; difficulties in controlling expenses, including costs of investigations, legal compliance matters or internal controls review, improvement and remediation; impact of changes in management or staff levels; and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2004 , and in the “Management’s Discussion and Analysis” section of webMethods’ Form 10-Q for the quarter ended June 30, 2004, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.